Exhibit 10.10
AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT
          This Amended and Restated Management Stockholder’s Agreement (this “Agreement”) is entered into as of _____ among CBaySystems Holdings Limited, currently organized under the laws of the British Virgin Islands, (the “Company”), S.A.C. PEI CB Investment, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“SAC CBI”), and the undersigned person (the “Management Stockholder”) (the Company, SAC CBI and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 3 of this Agreement.
          WHEREAS, on April 17, 2009, the Parties entered into the Management Stockholder’s Agreement (the “Original Agreement”) in connection with the issuance and prospective issuance to the Management Stockholder of options (the “Existing Options”) to purchase shares of Common Stock (as defined below) pursuant to (i) the terms of the Original Agreement and the terms of the Company’s 2007 Equity Incentive Plan (the “2007 Option Plan”) and the Stock Option Agreement entered into by and between the Company and the Management Stockholder in respect thereof (the “Original Option Agreement”) and (ii) the terms of a standalone option agreement with the Company dated June 12, 2007 (together with the Original Option Agreement, the “Existing Option Agreements”).
          WHEREAS, in connection with the proposed initial Public Offering in the United States of Common Stock (the “Initial Public Offering”), the Parties desire and wish to amend and restate the Original Agreement ab initio in its entirety as set forth herein.
          NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:
          1. Definitions. Terms used herein as listed below shall be defined as follows:
     “Act” shall mean the Securities Act of 1933, as amended.
     “Affiliate” shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a “Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Act; provided, that, in no event shall the Principal Stockholders be regarded as “Affiliates” of the Company or any of its subsidiaries for purposes of this Agreement.
     “Agreement” shall have the meaning set forth in the introductory paragraph.
     “Board” shall mean the board of directors of the Company.
     “Common Stock” shall mean shares of common stock, par value $0.10 per share, of the Company.
     “Company” shall have the meaning set forth in the introductory paragraph.

     “Exchange Act” shall mean the U.S. Securities Act of 1934, as amended.
     “Existing Options” shall have the meaning set forth in the first “whereas” paragraph.
     “Existing Option Agreements” shall have the meaning set forth in the first “whereas” paragraph.
     “Initial Public Offering” shall have the meaning set forth in the second “whereas” paragraph.
     “Management Stockholder” shall have the meaning set forth in the introductory paragraph.
     “Option Stock” shall mean any Common Stock issuable or issued upon exercise of Existing Options.
     “Original Agreement” shall have the meaning set forth in the first “whereas” paragraph.
     “Parties” shall have the meaning set forth in the introductory paragraph.
     “Principal Stockholders” shall mean SAC CBI and its Affiliates other than the Company and the Company’s subsidiaries.
     “Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).
     “Rule 144” shall mean Rule 144 of the SEC promulgated under the Act, or any successor rule.
     “SAC CBI” shall have the meaning set forth in the introductory paragraph.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Transfer” shall mean any direct or indirect assignment, gift, offer, conveyance, pledge, transfer, sale, assignment, hypothecation, encumbrance or other disposition.
     “2007 Option Plan” shall have the meaning set forth in the first “whereas” paragraph.
          2. Management Stockholder’s Representations, Warranties and Agreements.
          (a) The certificate (or certificates) representing the Option Stock shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF DECEMBER [•], 2010 AMONG [CBAY SYSTEMS HOLDINGS

LIMITED/MEDQUIST HOLDINGS INC.] (THE “COMPANY”), S.A.C. PEI CB INVESTMENT, L.P., AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”
          (b) The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Option Stock and (ii) a notation shall be made in the transfer register of the Company indicating that the Option Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Option Stock. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also acknowledges that (1) the Option Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Option Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Option Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.
          (c) If any shares of Common Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.
          (d) The Management Stockholder agrees that, if requested by the managing underwriter for an underwritten offering of any shares of Common Stock to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, Form S-4 or any successor or similar form), the Management Stockholder will not, directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Common Stock, options or warrants to acquire Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Management Stockholder or the spouse or other immediate family member of the Management Stockholder, not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the Initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the closing of such offerings, unless otherwise agreed to in writing by the Company.
          (e) The Management Stockholder represents and warrants that (i) with respect to the Option Stock, the Management Stockholder has received and reviewed the Existing

Option Agreements, the 2007 Option Plan and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Option Stock and to verify the information contained in the information received as indicated in this Section 2(e), and the Management Stockholder has relied solely on such information.
          (f) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Option Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his investment in the Option Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the acquisition of the Option Stock and (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s acquisition of the Option Stock as contemplated by this Agreement.
          3. Transfers to Third Parties.
          (a) The Management Stockholder agrees that in connection with any Transfer of Option Stock, the Management Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that the Transfer is not in violation of this Agreement or the Act. In addition, the Company shall be satisfied that the Transfer is not in violation of the securities laws of any state applicable to such Transfer. Any purported Transfer in violation of the provisions of this Section 3(a) shall be null and void ab initio and shall have no force or effect.
          (b) Notwithstanding the foregoing, nothing in this Section 3 shall prevent the Transfer of any shares of Common Stock by the Management Stockholder to (i) the Company; or (ii) (A) any member of the Management Stockholder’s immediate family (the “Permitted Family Members”), (B) trusts for the benefit of the Permitted Family Members, and (C) upon the Management Stockholder’s death, the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries; provided that, in the case of subclause (A) and (B), the transferee agrees in writing that the Management Stockholder retains the sole and exclusive right to vote or dispose of any shares of Common Stock transferred to the Permitted Family Member (each such person and entity described in clause (ii) a “Permitted Transferee” and collectively, the “Permitted Transferees”); provided, further that the Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in form and substance to the Company.
          4. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock or the Existing Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Common Stock or the Existing Options by reason of any stock dividend, split, reverse split, combination, division, recapitalization, liquidation, reclassification, merger, consolidation, conversion in connection with change of Company domicile or otherwise.
          5. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter, letter of employment provided to the Management Stockholder by the Company or any employment agreement entered into by and between the Management Stockholder and the Company or any of its subsidiaries) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.
          6. Binding Effect; Assumption. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall be assumed mutatis mutandis by any successor to the Company in any transaction that does not constitute a Change in Control.
          7. Amendment. This Agreement may be amended by the written agreement of the Management Stockholder and the Company; provided, however, that no amendment shall be made to the terms of Section 8, Section 12 or the proviso in Section 13 without the written agreement of SAC CBI.
          8. Applicable Law; Jurisdiction; Arbitration; Legal Fees.
          (a) The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.
          (b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.
          (c) Except as provided in Section 12(b), in the event of any arbitration or other disputes with regard to this Agreement, each Party shall pay its own legal fees and expenses, unless the arbitrator determines that legal fees and expenses should be allocated to the Parties involved in such arbitration or dispute on a different basis, taking into account the outcome of the arbitration of the underlying controversy.

          9. Miscellaneous.
          (a) In this Agreement the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
          (b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.
          10. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the Management Stockholder any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.
          11. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:
          (a) If to the Company, to it at the following address:
CBaySystems Holdings Limited
9009 Carothers Parkway
Franklin, TN 37067
Attention: Chairman & Chief Executive Officer
with copies to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile: 212.455.3615
Attention: D. Rhett Brandon, Esq.
          (b) If to SAC CBI, to it at the following address:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Rd
Stamford, Connecticut 06902
Facsimile: 203.823.4209
Attention: General Counsel
          (c) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature;
or at such other address as any party shall have specified by notice in writing to the others.
          12. Covenant Not to Disparage.

          (a) The Management Stockholder shall not, at any time, disparage the Company, the Principal Stockholders, any of their respective Affiliates, or any of the products or practices, directors, officers, agents, representatives, partners, members, stockholders of any of the foregoing, either orally or in writing.
          (b) In the event that the Management Stockholder breaches any of the covenants sets forth in this Section 12 (i) while the Management Stockholder is receiving severance payments under any agreement or plan, the Company may cease making payments thereunder; and (ii) the Management Stockholder agrees to pay the amount of damages the Company or the Principal Stockholders can reasonably demonstrate it or they incurred as a result of such breach. The Management Stockholder shall be liable for the payment of reasonable attorneys’ fees, costs and ancillary expenses incurred by the Company and the Principal Stockholders in enforcing their respective rights hereunder in court or other legal proceedings if the Company or the Principal Stockholders prevail in such proceedings.
          (c) The existence of any claim or cause of action of the Management Stockholder against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 12. It is specifically agreed that the period following the termination of the Management Stockholder’s employment with the Company during which the agreements and covenants of the Management Stockholder made in this Section 12 shall be effective, shall be computed by excluding from such computation any time during which the Management Stockholder is in violation of any provision of this Section 12.
          13. Termination.
          This Agreement shall terminate on April 17, 2017; provided, however, that (x) the provisions of Section 2 (a), (b), (c), (e) and (f), Section 3 and Section 4 shall terminate at such time as the Option Stock shall have been registered by the Company under the Act, (y) the provisions of Section 2(d) and Section 5 shall terminate at such time as the Management Stockholder is no longer an employee or director of the Company, and (z) the provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13 shall survive any such termination.
[Signatures on next pages.]

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CBAYSYSTEMS HOLDINGS LIMITED
By:

Name:

Title:

S.A.C. PEI CB INVESTMENT, L.P., acting by its general partner, S.A.C. PEI CB Investment GP, Limited
By:

Name:

Title:

MANAGEMENT STOCKHOLDER:
Name:

ADDRESS:

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